                                                                    Exhibit 3(i)
                        AMENDED ARTICLES OF ORGANIZATION
                            LIMITED LIABILITY COMPANY
                               Submit in Duplicate

                        John A. Gale, Secretary of State
                     Room 1305 State Capitol, P.O. Box 94608
                                Lincoln, NE 68509
                                 (402) 471-4079
                           http://www.sos.state.ne.us

Name of Limited Liability Company  NEDAK Ethanol, LLC
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Please  check  the  item or  items  that  are  being  amended  and  provide  the appropriate information as changed by the amendment:

|_|  Name of Limited Liability Company
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|_|  Purpose of Limited Liability Company
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|_|  Period of duration is
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|_|  Change in stated capital
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|X|  Change to any other statement in the articles of organization

     As set forth on the attached Amendment; Exhibit A
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                       (attach additional pages if needed)

This change to the articles of organization  was made pursuant to an affirmative of vote of the  majority  in  interest  of the  members  or in  such  manner  as specifically provided in the articles of organization.

DATED as of December 15, 2005
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 /s/ Jerome Fagerland                                      Jerome Fagerland
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Signature of Authorized                               Printed name of Authorized
Representative                                        Representative

FILING FEE:  $15.00 plus $5.00 per additional page
Revised 12/19/2000                                       Neb. Rev. Stat. 21-2628

                                SECOND AMENDMENT
                                       TO
                            ARTICLES OF ORGANIZATION
                                       OF
                               NEDAK ETHANOL, LLC

                          Dated as of December 14, 2005

     The Board of  Directors  and  Members of NEDAK  Ethanol,  LLC,  acting at a meeting duly called and held on December 14, 2005, do hereby adopt the following amendments  to its Articles of  Organization  pursuant to the  Nebraska  Limited
Liability Company Act:

     1.   The name of the organization  remains NEDAK Ethanol,  LLC, hereinafter referred to as the "Company".

     2.   Effective as of December 14, 2005:

          ARTICLE 6 of said Articles is hereby deleted,  and in lieu thereof the following is substituted:

          "6.  Additional   Capital   Contribution   of  Members.   Future  cash
               contributions  by  Members  shall be  governed  by the  Operating
               Agreement, as the same may be amended from time to time."

          ARTICLE 7 of said Articles is hereby deleted,  and in lieu thereof the following is substituted:

          "7.  Additional  Members.  The  company  shall have the right to admit additional  Members, as provided in the Operating  Agreement,  as the same may be amended from time to time.

          ARTICLE 8 of said Articles is hereby deleted in its entirety.

          ARTICLE 9 of said  Articles  is hereby  re-numbered  as ARTICLE 8, the text  thereof  is  deleted,  and in  lieu  thereof  the  following  is substituted:

          "8.  Management.  Management  of the  company  shall be  vested in its
               Board of Managers  (which may also be  denominated  as a Board of
               Directors),  in the manner prescribed in the Operating Agreement, as the same may be amended from time to time."

          ARTICLE 10 of said Articles is re-numbered as ARTICLE 9.